UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  September 13, 2006

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                88-0471263
      ---------------------------           -------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                             -----------------------
                            (ISSUER TELEPHONE NUMBER)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On September 13, 2006, with an effective date of September 13, 2006, XA, Inc. ("we," "us," "XA," the "Company") entered into a Waiver of Rights Agreement (the "Waiver Agreement"), with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Whalehaven Funds Limited, Greenwich Growth Fund Limited And Genesis Microcap Inc. (the "Purchasers").

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     Pursuant  to  a  Subscription Agreement entered into with the Purchasers on
June 30, 2004 (the "Subscription Agreement"), we sold the Purchasers an aggregate of $2,500,000 in two tranches of Convertible Promissory Notes (the "Notes" or the "Purchaser Notes"). An aggregate of $1,250,000 in Notes was sold to the Purchasers on June 30, 2004, which amount was due and payable on June 30, 2006, but was reduced to $1,020,000, not including any accrued and unpaid interest, due to the conversion of a portion of the Notes into shares of XA's common stock, which due date of such amount was extended to August 3, 2006, and has been repaid in full to date (the "First Tranche"). Additionally an aggregate of $1,250,000 in Notes was sold on September 13, 2004, which amount was due and payable on September 13, 2006, but has since been reduced to $1,012,500, not including any accrued and unpaid interest, due to the conversion of a portion of the Notes into shares of XA's common stock (the "Second Tranche"). In connection with the Subscription Agreement, we also granted the Purchasers an aggregate of 250,000 post 1:20 reverse split Class A Warrants to purchase shares of XA's common stock, at an exercise price of $9.60 per share, which have not been exercised to date, which Class A Warrants can be exercised at any time prior to June 29, 2008, and 500,000 post 1:20 reverse split Class B Warrants, which Class B Warrants have since expired unexercised (collectively the "Purchaser Warrants").

     On August 8, 2006 (the "Closing"), we entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain third party purchasers (collectively the "Purchasers"), pursuant to which we sold the Purchasers 11% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $1,250,000 (collectively the "Senior Notes") and five (5) year warrants to purchase an aggregate of one hundred and seventy-five thousand (175,000) shares of our common stock at an exercise price of $1.10 per share (the "Warrants" and collectively with the Senior Notes, the "Securities" and the entire transaction is defined herein as the "Funding"). We used the funds received through the sale of the Senior Notes to repay the First Tranche (as defined above).

     We currently have plans to enter into a Purchase Agreement with separate third parties to purchase an additional $1,500,000 in Senior Notes on identical terms as the August 8, 2006, Senior Notes, which sale will include additional amounts of identical Warrants (the "Second Funding Notes," "Second Funding Warrants" and collectively the "Second Funding").

     In connection with the Second Funding, we entered into the Waiver Agreement with the Purchasers, whereby we agreed to repay the Purchasers $500,000 of the amount due under the Second Tranche on or before September 22, 2006 (the "Partial Payment" and the "Partial Payment Date"), with the remaining amount of the Second Tranche (including any accrued and unpaid interest) to be paid by October 16, 2006 (the "Final Payment" and the "Final Payment Date"). The Purchasers in turn agreed to extend the due date of the Second Tranche to the Partial Payment date in connection with the payment of the Partial Payment and the Final Payment Date in connection with the payment of the Final Payment. In connection with the Waiver Agreement, the Purchasers agreed to waive all reset, anti-dilution and re-pricing rights they may have had in connection with the Second Funding and certain shares and warrants contained in the August 8, 2006 Funding (the "Funding Waiver"), provided that if we fail to make the required payments on the Second Tranche on or prior to the Partial Payment Date and/or the Final Payment Date, respectively, all of the provisions of the Funding

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Waiver  shall  be  automatically  and  retroactively  revoked  and  all  of  the
Purchasers' rights and remedies under the Subscription Agreement, Purchaser Notes and Purchaser Warrants will automatically be restored, other than those rights waived pursuant to the December 29, 2004 waiver agreement.

     No assurance can be provided that we will be able to close the Second Funding, and/or obtain the $500,000 in funds required to pay the Partial Payment on or before the Partial Payment Date and/or that we will be able to obtain the required funds to repay the Final Payment on or prior to the Final Payment Date. Furthermore, as currently contemplated, the Second Funding will provide any investors a security interest over our property (which security interest has already been provided to the August 8, 2006 investors), which may allow such investors to take control of substantially all of our assets in the event a default occurs under the Second Funding Notes. If any of the events described in the paragraph above occur, it could cause us to curtail or abandon our business operations and/or may cause the value of our common stock to decline or become worthless.



ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  Number          Description
---------------          -----------

10.1*                    Second Funding Waiver of Rights Agreement

*  Filed  herewith.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           XA, INC.
                                           --------

                                           September 14, 2006

                                           /s/ Joseph Wagner
                                           -----------------------
                                           Joseph Wagner,
                                           Chief Executive Officer

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